Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-166070) pertaining to the PrivateBancorp, Inc. Savings, Retirement and Employee Stock Ownership Plan,

•	Registration Statement (Form S-8 No. 333-151178) pertaining to the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan,

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Registration Statement (Form S-3 No. 333-150767) relating to the registration of debt securities, junior subordinated debentures, trust preferred securities of PrivateBancorp Capital Trust IV, preferred stock, common stock, warrants, depository shares, purchase contracts, units and guarantees of trust preferred securities, and the related Prospectus and Prospectus Supplement(s),

•	Registration Statement (Form S-8 No. 333-147451) pertaining to the PrivateBancorp, Inc. Strategic Long-Term Incentive Plan,

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Registration Statement (Form S-3 No. 333-143424) relating to the registration of $115 million of 3-5/8 contingent convertible senior notes due 2027 and the shares of common stock issuable upon conversion thereof, if any,

•	Registration Statement (Form S-8 No. 333-132509) pertaining to the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan,

•	Registration Statement (Form S-8 No. 333-124427) pertaining to the PrivateBancorp, Inc. Incentive Compensation Plan,

•	Registration Statement (Form S-8 No. 333-104807) pertaining to the PrivateBancorp, Inc. Incentive Compensation Plan and the PrivateBancorp, Inc. Deferred Compensation Plan,

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Registration Statement (Form S-8 No. 333-43830) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and the PrivateBancorp, Inc. Savings and Retirement Plan (formerly known as The PrivateBank and Trust Company Savings and Retirement Plan), and

•	Registration Statement (Form S-8 No. 333-88289) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan;

of our reports dated March 1, 2011, with respect to the consolidated financial statements of PrivateBancorp Inc. and the effectiveness of internal control over financial reporting of PrivateBancorp Inc. included in this Annual Report (Form 10-K) of PrivateBancorp, Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Chicago, Illinois
March 1, 2011